CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Robert Kinloch, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-KSB of Maverick Minerals Corporation for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Maverick Minerals Corporation

Dated: April 10, 2008

/s/ Robert Kinloch
Robert Kinloch
President, Chief Executive Officer and
Chief Financial Officer
(Principal Executive Officer, Principal
Accounting Officer and Principal Financial
Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Maverick Minerals Corporation and will be retained by Maverick Minerals Corporation and furnished to the Securities and Exchange Commission or its staff upon request.